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                                                                    EXHIBIT 23.3



CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by
reference in the Form S-8 Registration Statement File No. 333-     of Wit
SoundView Group, Inc. (the "Registration Statement"), of our report dated April 19, 2001 relating to the financial statements of E*OFFERING Corp. for the year ended September 30, 2000, which report is included in the periodic report on Form 8-K of Wit SoundView Group, Inc., and to all references of our Firm included in this Registration Statement.

/s/ Arthur Andersen LLP

New York, New York
June 15, 2001